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                                                                   Exhibit 10.8
                        [ I. E. SHAFFER & CO LETTERHEAD ]

                   AGREEMENT BETWEEN DISTRICT 65 PENSION PLAN

                                       AND

                        SHOP-VAC CORPORATION (Shop #3569)

                         CONCERNING PRELIMINARY PAYMENTS



         This agreement (the "Agreement") is made as of the 14th day of March, 1996 by and between the District 65 Pension Plan and its Trustees (the "Plan") and SHOP-VAC CORPORATION (Shop #3569) (the "Employer").

         WHEREAS, the Employer may be required to contribute to the Plan to satisfy the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code and/or may have effected a "complete" or "partial" withdrawal from the Plan as those terms are used in Title IV of ERISA;

         WHEREAS, the Plan has not yet assessed withdrawal liability against the Employer;

         WHEREAS, the Employer has agreed to make certain payments to the Plan, which payments may be used to satisfy, in whole or in part, the





               EMPLOYEE BENEFIT PLAN ADMINISTRATORS & CONSULTANTS
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Employer's obligation to pay to the Plan withdrawal liability to the extent such obligation exists.

                  NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties intending to be legally bound, agree as follows:

                  1. The Employer shall pay to the Plan $47,114 quarterly: The Employer's quarterly withdrawal liability payment shall be one-forth of the amount the Plan determines for the Employer pursuant to Section 4219(c)(1)(C) of ERISA using a 5% contribution rate (or higher, if the collective bargaining agreement specified a pension contribution rate in excess of 5%) in lieu of the
Section 4219(c)(1)(C) rate, if different, and not including a portion of any minimum funding deficiency. The Plan shall receive the first quarterly installment on or before March 15, 1996. The Plan shall receive additional quarterly installments of the same amount from the Employer until this Agreement is terminated. The Employer shall pay interest on all late payments under this Agreement at the rate set forth in 29 C.F.R. S 2644.3. The amounts paid to the Plan pursuant to this Agreement shall be used to satisfy, in whole or part, first, the Employer's obligation to pay withdrawal liability, and second, the Employer's obligation to pay minimum funding contributions to the Plan, if such obligation(s) exist. The amounts paid to the Plan pursuant to this Agreement shall be allocated between principal and interest on the Employer's withdrawal liability obligation, if any, as follows: (a) if the parties to this Agreement enter into an agreement settling the Plan's withdrawal liability claims against the Employer, then in accordance with such settlement agreement; or (b) if the parties do not settle the Plan's
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claims against the employer for withdrawal liability, then in a manner consistent with an arbitrator's or court's final non-appealable order interpreting Section 4219(c)(1)(i)(II) of ERISA.

                  2. The quarterly payment amount of $47,114 set forth in paragraph 1 of this Agreement is based upon contribution records maintained by the Plan. If at any time during the term of this Agreement the Employer can show to the reasonable satisfaction of the Plan that the Plan's records are incorrect, of the Plan can show to the reasonable satisfaction of the Employer that the Plan's record, are incorrect, the quarterly payment set forth in paragraph 1 of this Agreement shall be adjusted accordingly for the remainder of this Agreement.

                  3. If it is determined by an arbitrator's order that is not subject to appeal, a court order that is not subject to appeal, or a settlement agreement between the parties that the Employer's payments hereunder exceed the amounts due to the Plan from the Employer for withdrawal liability and minimum funding contributions, the Plan shall refund to the Employer all such excess payments, plus interest in accordance with 29 C.F.R. S2644.2(d)

                  4. The payments made by the Employer hereunder do not constitute an admission of any kind that the Employer has an obligation to pay to the Plan withdrawal liability and/or the minimum funding contributions and the Employer retains all rights, if any, to contest the assertion by the Plan that the Employer has any such obligations, the amount of such obligations (if any), or the payment schedule of such obligations (if any).
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                  5. The payments accepted by the Plan under this Agreement
shall not constitute an admission by the Plan of any kind concerning the method or assumptions used to calculate the Employer's alleged withdrawal liability or minimum funding contribution amount or to calculate the payment schedule of the Employer's alleged withdrawal liability or alleged minimum fund obligations to the Plan.

                  6. The Employer recognizes that the Plan is not at this time issuing a notice of withdrawal liability and demand for payment thereof (the "Assessment") and agrees that during the term of this Agreement the time period for the Plan to issue an Assessment pursuant to Section 4219 of ERISA is tolled, and that the time period during which this Agreement is effective shall not be included in determining whether the Assessment complies with ERISA.

                  7. The Plan agrees it will not assess the Employer withdrawal liability or payment of a minimum funding contribution until the earliest of:
(a) the date on which the Employer is thirty (30) days late in paying to the Plan any obligation under this Agreement; (b) the date on which, for the third time, an Employer's obligation under this Agreement is late; (c) the date on which an arbitrator's or court's final order determining whether an employer's minimum funding contribution may increase the rate set forth in Section 4219(c)(1)(C)(i)(II) of ERISA is not subject to appeal; (d) the date on which the Plan reasonably determines that the financial condition of the Employer may jeopardize the Plan's ability to collect the Employer's alleged withdrawal liability and minimum funding obligations to the Plan; (e) the date on which the parties to this Agreement enter into an agreement settling the Plan's claims against the Employer for withdrawal
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liability and minimum funding; (f) June 15, 1996, if arbitration or litigation concerning the issue described in subparagraph (c) of this paragraph has not been commenced; and (g) the date on which the Employer commences litigation against the Plan other than litigation concerning the issue described in subparagraph (c) of this paragraph.

                  8. This Agreement shall commence on the date first written above. The obligations to make the quarterly payments under paragraph 1 shall terminate on the date on which the Plan issues an assessment to the Employer for payment of either withdrawal liability or a minimum funding contribution, or by either party providing thirty (30) days notice to the other, such notice to be given no earlier than May 15, 1996.

                  9. This Agreement shalt be governed and construed in accordance with the laws of the State of New York, except where preempted by ERISA.

                  10. All notices hereunder shall be sent by certified mail, return receipt requested, as follows:

                  If to the Plan:

                  District 65 PensIon Plan
                  c/o Glenn D. Shaffer
                  President
                  I.E. Shaffer & Co.
                  830 Bear Tavern Road
                  CN 01028
                  West Trenton, NJ 08628-1019

                  WITH A COPY TO:

                  Ronald E. Richman, Esq.
                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, NY 10112

                  and
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                  William T. Josem, Esq.
                  Cleary & Josem
                  1420 Walnut Street, Suite 300
                  Philadelphia, Pennsylvania 19102-4097

                  If to the Employer:

                  David A. Grill
                  Shop Vac Corporation
                  2323 Reach Road
                  Williamsport, PA 17701-0307

                  WITH A COPY TO:

                  C. Stephen Parker, Jr.
                  Mintz, Levin, Cohn, Ferris,
                  Glovsky and Popeo, P.C.
                  One Financial Center
                  Boston, MA 02111

                  11. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and superseded any and all prior agreements or understandings between the parties arising out of or relating to the subject matter hereof. This Agreement may only be amended by a writing executed by both parties.

         Dated: March 14, 1996
                New York, New York

         DISTRICT 65 PENSION PLAN                        SHOP-VAC CORPORATION



            /s/ unreadable                                   /s/ David A. Grill
         ------------------------                        ----------------------
         By:                                             By: David A. Grill
                                                         Vice President, Taxes &
                                                         Benefits